Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

October 12, 2009

YRC Worldwide and Its Lenders Agree to Extend Provisions under the Credit Facilities

•	Progress Continues in Reaching a Long-Term Solution
•	Revolver Commitment Remains at $950 Million

OVERLAND PARK, KAN. – YRC Worldwide Inc. (NASDAQ: YRCW) today announced that it has finalized amendments of its credit facilities that extend to October 30, 2009 certain provisions under the previous amendments. Specifically, the amendments extend the expiration of the revolver reserve amount, the suspension of the minimum liquidity covenant, and the due date for the asset-backed securitization commitment fee of $10 million.

“We believe we will have a long-term solution with our lenders in the very near term,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “By extending the revolver reserve, we retain the flexibility needed to reach an agreement with the lenders that will fully support our comprehensive plan. We are also continuing active dialogue with our bondholders who remain an important part of our plan,” continued Zollars.

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Certain statements in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (each a “forward-looking statement”). Forward-looking statements include those preceded by, followed by or that include the words “will,” “believe” or similar expressions. The company’s belief that it will enter into a long-term solution with its lenders is dependent on the agreement of the requisite number of its lenders under its credit facility and the agreement of its purchasers of the company’s accounts receivable under the company’s asset-backed securitization facility to enter into amendments that effect a long-term solution respecting the company’s capital needs and capital structure. Whether these amendments, if entered into, actually create a long-term solution are dependent upon the final terms and conditions of those amendments, the refinancing, repurchase or extinguishment of a material portion of the company’s indebtedness to its bondholders and the company’s actual future results. The company’s actual future results are dependent upon many factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn or upturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

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YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Logistics, New Penn, Holland, Reddaway and YRC Glen Moore. Building on the strength of its heritage brands, Yellow Transportation and Roadway, the enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. The company is headquartered in Overland Park, Kansas.

Investor Contact:	Paul Liljegren	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	Paul.Liljegren@yrcw.com		sdawson@lakpr.com